pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	stephen.virostek@diebold.com

FOR IMMEDIATE RELEASE:
Apr. 28, 2016

DIEBOLD REPORTS 2016 FIRST QUARTER FINANCIAL RESULTS

•	GAAP EPS attributable to Diebold, including a gain from sale of North America electronic security business, was $2.56; non-GAAP EPS was $(0.05)

•	GAAP EPS from continuing operations was $0.31, or $(0.03) on a non-GAAP basis

•	Adjusted EBITDA was $29.4 million, or 5.8% of total revenue

•	Total financial self-service (FSS) revenue decreased 4.4% in constant currency

•	Company revises outlook for 2016

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported its first quarter 2016 financial results.

“During our first quarter, we delivered on several positive strategic developments. However, our operating results fell short of our expectations due to lower hardware volume -- particularly in emerging markets,” said Andy W. Mattes, Diebold president and chief executive officer. “Services revenue in our financial self-service business, however, increased approximately 5% in constant currency during the quarter, reflecting our continued emphasis on growing this higher-value business. On a GAAP basis, earnings were strong given the gain from the sale of the North America electronic security business and benefits from our hedging strategy for the Wincor Nixdorf transaction. We met several major milestones toward completing this strategic business combination by successfully reaching the tender threshold, obtaining antitrust approvals in certain countries and finalizing financing in line with our expectations.”
Mattes continued, “Our results during the quarter further validate our strategy of becoming a services-led, software-enabled company. The business combination with Wincor Nixdorf will broaden our geographic footprint, build scale and increase our presence in developed markets such as Europe, where services and software represent a large portion of the market opportunity. We have already begun the integration planning process to accelerate the realization of synergies and bring innovative solutions and services to our customer base."
First Quarter Highlights

•	Sold more than 700 Diebold ATMs with service support to BBVA Bancomer for new branches and to replace existing branch terminals throughout Mexico.

•	Won several software agreements in the Americas for multi-vendor ATM and security applications.

•	Signed a contract with a top-5 bank in France for more than 200 ATMs, related services and software.

•	Secured a multi-million dollar ATM order with Al Rajhi Bank in Saudi Arabia.

•	Regions Bank chose Diebold's leading-edge anti-skimming solution, ActivEdge™, as its standard card reader and are retrofitting 400 ATMs with this technology.

Financial Results of Operations
On Feb. 1, 2016, the company completed the divestiture of its North America electronic security business to
Securitas AB. As a result, North America electronic security financial results and the gain of the sale are reported as discontinued operations.

Revenue
Total revenue for the first quarter 2016 was $509.6 million, a decrease of $65.2 million or 11.3% from the prior-year period, and a decrease of 6.1% in constant currency, with currency impacts across all geographies. In constant currency, total services revenue increased 3.5% led by North America and Europe, but was more than offset by lower product revenue in China, Brazil and North America.

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FSS revenue decreased 9.8%, or 4.4% in constant currency. The decrease in revenue in constant currency was driven by reduced hardware volumes in emerging markets and North America. Constant currency revenue growth in North America’s services business, as well as growth in EMEA, helped to partially offset this decline. Security revenue decreased $8.4 million, or $7.2 million in constant currency due to a volume decline in North America’s physical security business.

Gross Margin
Total gross margin for the first quarter 2016 was 27.2%, a decrease of 50 basis points from the first quarter 2015, driven primarily by a 270 basis point decline in product margin. The product margin decrease was primarily due to the macro environment in China as well as lower volumes and customer mix in North America.

Operating Margin
Total operating expenses decreased to $144.5 million, or 28.4% of revenue, for the first quarter 2016, compared with $162.3 million, or 28.2% of revenue, in the first quarter 2015. Operating expenses in the first quarter 2016 included restructuring and non-routine charges of $13.9 million, consisting primarily of acquisition and divestiture costs as well as legal, indemnification and professional fees related to the corporate monitor. The first quarter 2015 included restructuring charges and non-routine expense of $27.1 million, which included an asset impairment of $10.3 million related to the sale of the company’s equity interest in its Venezuela joint venture and a $9.1 million impairment associated with legacy Diebold software following the acquisition of Phoenix.

Operating loss of $5.7 million, or (1.1)% of revenue, was realized in the first quarter 2016, compared with operating loss of $3.0 million, or (0.5)% of revenue, in the first quarter 2015. Non-GAAP operating profit in the first quarter 2016 was $8.8 million, or 1.7% of revenue, compared with $24.1 million, or 4.2% of revenue, in the first quarter 2015.

Other Income (Expense)
Other income compared with the same period in 2015 was higher, primarily attributable to a gain of $36.5 million associated with the company's foreign currency option contracts entered into for the Wincor Nixdorf business combination.

Income Tax
The effective tax rate on the income (loss) from continuing operations for the first quarter 2016 was (4.0)%, compared with 25.2% in the prior-year period. The significant decrease in the effective tax rate is primarily attributable to the nontaxable gain associated with the company’s foreign currency option contracts.

Income (Loss) from Continuing Operations, Net of Tax
Net income from continuing operations, net of tax was $20.7 million, or 4.1% of revenue in the first quarter 2016, compared with net loss from continuing operations, net of tax of $10.1 million, or (1.8)% of revenue in the first quarter 2015.

Adjusted EBITDA was $29.4 million, or 5.8% of revenue, in the first quarter 2016, compared with $44.6 million, or 7.8% of revenue, in the first quarter 2015.

Income from Discontinued Operations, Net of Tax
Income from discontinued operations, net of tax was $147.8 million in the first quarter 2016, compared with $4.5 million in the first quarter 2015. The company recorded a gain on the sale of the North America electronic security business, net of tax, of $149.1 million in the first quarter of 2016. The closing purchase price is subject to a customary working capital adjustment which is expected to be finalized in the second quarter of 2016.

Balance Sheet, Cash Flow
The company's net debt was $62.2 million at March 31, 2016, an improvement of $222.5 million from December 31, 2015. The decrease in net debt was attributable to the proceeds from the sale of the company's North America electronic security business. The company's net debt to capital ratio was 5.5% at March 31, 2016, and 27.1% at December 31, 2015.

Free cash flow (use) in the first quarter 2016 was $(114.6) million, an increase in cash use of $(39.5) million from the first quarter 2015.

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Full-year 2016 Outlook
The company is updating its previous outlook for full-year 2016 revenue to be relatively flat, Adjusted EBITDA of $220 million to $235 million, and earnings per share of approximately $1.45 to $1.60 on a non-GAAP basis. The company expects a non-GAAP effective tax rate of approximately 28% for the full year.

	Previous Guidance	Current Guidance
Total Revenue	Relatively flat (up 2%-4% in CC)	Down 2% to flat (flat to up 2% in CC)
Adjusted EBITDA	--	$220 million - $235 million
2016 EPS (GAAP)	$1.15 - $1.35	$0.70 - $0.95
Restructuring	~$0.10 - $0.05	~$0.10 - $0.05
Non-routine (income)/expense:
Legal, professional fees and other	~$0.10	~$0.10
Acquisition/divestiture fees	~$0.20	~$1.10 - $1.05**
Acquisition related hedging (income)/ expense	—	~($0.55)
Total non-routine (income)/expense	~$0.30 - $0.25	~$0.65 - $0.60
Total EPS (non-GAAP measure)	$1.55 - $1.70	$1.45 - $1.60
**Includes ~$0.80 of acquisition related interest expense

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.diebold.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold
Diebold, Incorporated (NYSE: DBD) provides the technology, software and services that connect people around the world with their money - bridging the physical and digital worlds of cash conveniently, securely and efficiently. Since its founding in 1859, Diebold has evolved to become a leading provider of exceptional self-service innovation, security and services to financial, commercial, retail and other markets.

Diebold has approximately 15,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA and adjusted EBITDA. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and Adjusted EBITDA in light of our recent issuance of our 8.5% senior notes due 2024.  For more information, please refer to the section, "Notes for Non-GAAP Measures".

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS
In connection with the proposed business combination with Wincor Nixdorf, Diebold has filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on February 5, 2016, that includes a prospectus of Diebold to be used in connection with the offer. In addition, on February 4, 2016, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin“)

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approved the publication of the German offer document in connection with the offer. Diebold published the German offer document on February 5, 2016. The acceptance period for the offer expired at the end of March 22, 2016 (Central European Time), and the statutory additional acceptance period expired at the end of April 12, 2016 (Central European Summer Time).

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROSPECTUS AND THE OFFER DOCUMENT, AS WELL AS OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC OR BaFin OR PUBLISHED AT DIEBOLD’S WEBSITE at www.diebold.com UNDER THE INVESTOR RELATIONS SECTION, REGARDING THE PROPOSED BUSINESS COMBINATION AND THE OFFER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus, an English translation of the offer document, and other related documents filed by Diebold with the SEC on the SEC’s website at www.sec.gov. The prospectus and other documents relating thereto may also be obtained for free by accessing Diebold’s website at www.diebold.com under the Investor Relations section. You may obtain a free copy of the offer document on BaFin’s website at www.bafin.de, and, along with an English translation thereof, at Diebold’s website at www.diebold.com under the Investor Relations section. Further, you may obtain a copy of the offer document free of charge from Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, or by e-mail to dct.tender-offers@db.com or by telefax to +49 69 910 38794.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Wincor Nixdorf or Diebold. Terms and further provisions regarding the public offer are disclosed in the offer document, which was published on February 5, 2016, and in documents filed or that will be filed with the SEC. Investors and holders of Wincor Nixdorf shares, or of such instruments conferring a right to directly or indirectly acquire Wincor Nixdorf shares, are strongly encouraged to read the prospectus, the offer document and all documents in connection with the public offer because these documents contain important information.

No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the U.S. Securities Act of 1933, as amended, and a German offer document in accordance with applicable European regulations, including the German Securities Acquisition and Takeover Act and the German Securities Prospectus Act (Wertpapierprospektgesetz). Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer would not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the company's ability to successfully consummate the purchase of Wincor Nixdorf, including satisfying closing conditions; the ultimate outcome and results of integrating the operations of the company and Wincor Nixdorf, the ultimate outcome of the company’s pricing and operating strategy applied to Wincor Nixdorf and the ultimate ability to realize synergies; the success of the company's strategic business alliance with Securitas AB; the company's ability to reduce stranded costs related to its electronic security business from its ongoing operations; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the Registration Statement on Form S-4 filed in connection with the proposed business combination with Wincor Nixdorf and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	Q1 2016	Q1 2015
Financial self-service
Services	$289.3	$291.2	(0.7)%	4.9%
Products	157.2	203.8	(22.9)%	(17.8)%
Total financial self-service	446.5	495.0	(9.8)%	(4.4)%
Security
Services	47.4	50.4	(6.0)%	(4.1)%
Products	13.7	19.1	(28.3)%	(27.7)%
Total security	61.1	69.5	(12.1)%	(10.6)%
Total financial self-service and security	507.6	564.5	(10.1)%	(5.2)%
Brazil other	2.0	10.3	(80.6)%	(72.8)%
Total revenue	$509.6	$574.8	(11.3)%	(6.1)%

			% Change	% Change Constant Currency
Revenue summary by segment	Q1 2016	Q1 2015
NA	$251.7	$259.2	(2.9)%	(2.0)%
AP	80.5	110.5	(27.1)%	(22.4)%
EMEA	85.6	86.8	(1.4)%	5.3%
LA	91.8	118.3	(22.4)%	(8.9)%
Total revenue	$509.6	$574.8	(11.3)%	(6.1)%

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q1 2016	Q1 2015
Net sales
Services	$336.7	$341.6
Products	172.9	233.2
Total	509.6	574.8
Cost of sales
Services	228.5	229.9
Products	142.3	185.6
Total	370.8	415.5
Gross profit	138.8	159.3
Gross margin	27.2%	27.7%
Operating expenses
Selling and administrative expense	125.6	120.5
Research, development and engineering expense	18.5	22.3
Loss on sale of assets, net	0.4	0.1
Impairment of assets	—	19.4
Total	144.5	162.3
Percent of net sales	28.4%	28.2%
Operating loss	(5.7)	(3.0)
Operating margin	(1.1)%	(0.5)%
Other income (expense)
Investment income	4.9	7.9
Interest expense	(11.5)	(8.0)
Foreign exchange (loss) gain, net	(2.4)	(9.2)
Miscellaneous, net	34.6	(1.2)
Total other income (expense)	25.6	(10.5)
Income (loss) from continuing operations before taxes	19.9	(13.5)
Income tax (benefit) expense	(0.8)	(3.4)
Income (loss) from continuing operations, net of tax	20.7	(10.1)
Income from discontinued operations, net of tax	147.8	4.5
Net income (loss)	168.5	(5.6)
Net income (loss) attributable to noncontrolling interests	0.3	(2.8)
Net income (loss) attributable to Diebold, Incorporated	$168.2	$(2.8)

Basic weighted-average shares outstanding	65.1	64.7
Diluted weighted-average shares outstanding	65.7	64.7

Amounts attributable to Diebold, Incorporated
Income (loss) before discontinued operations, net of tax	$20.4	$(7.3)
Income from discontinued operations, net of tax	147.8	4.5
Net income (loss) attributable to Diebold, Incorporated	$168.2	$(2.8)

Basic earnings (loss) per share
Income (loss) from continuing operations, net of tax	$0.31	$(0.11)
Income from discontinued operations, net of tax	2.27	0.07
Net income (loss) attributable to Diebold, Incorporated	$2.58	$(0.04)

Diluted earnings (loss) per share
Income (loss) from continuing operations, net of tax	$0.31	$(0.11)
Income from discontinued operations, net of tax	2.25	0.07
Net income (loss) attributable to Diebold, Incorporated	$2.56	$(0.04)

Cash dividends paid per share	$0.2875	$0.2875

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/2016	YTD 12/31/2015

ASSETS
Current assets
Cash and cash equivalents	$304.6	$313.6
Restricted cash	116.1	—
Short-term investments	49.7	39.9
Trade receivables, less allowances for doubtful accounts	459.3	413.9
Inventories	412.2	369.3
Current assets held for sale	—	148.2
Other current assets	345.7	358.7
Total current assets	1,687.6	1,643.6

Securities and other investments	83.0	85.2
Property, plant and equipment, net	169.7	175.3
Goodwill	167.0	161.5
Other assets	170.7	176.8
Total assets	$2,278.0	$2,242.4

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$103.7	$32.0
Accounts payable	248.9	281.7
Current liabilities held for sale	—	49.4
Other current liabilities	637.5	592.7
Total current liabilities	990.1	955.8

Long-term debt	428.9	606.2
Long-term liabilities	239.9	244.9

Total Diebold, Incorporated shareholders' equity	595.6	412.4
Noncontrolling interests	23.5	23.1
Total equity	619.1	435.5
Total liabilities and equity	$2,278.0	$2,242.4

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/2016	YTD 3/31/2015
Cash flow from operating activities
Net income (loss)	$168.5	$(5.6)
Income from discontinued operations, net of tax	147.8	4.5
Income (loss) from continuing operations, net of tax	20.7	(10.1)
Adjustments to reconcile net income to cash flow used by operating activities:
Depreciation and amortization	15.0	16.2
Devaluation of Venezuela balance sheet	—	7.5
Impairment of assets	—	19.4
Gain on foreign currency option contracts	(36.5)	—
Other	6.0	4.3

Cash flow from changes in certain assets and liabilities
Trade receivables	(36.6)	(76.0)
Inventories	(31.9)	(38.5)
Accounts payable	(37.3)	7.2
Prepaid income taxes	(13.3)	(7.5)
Deferred revenue	3.8	41.5
Certain other assets and liabilities	0.2	(28.6)
Net cash used by operating activities - continuing operations	(109.9)	(64.6)
Net cash (used) provided by operating activities - discontinued operations	(5.3)	2.4
Net cash used by operating activities	(115.2)	(62.2)
Cash flow from investing activities
Payments for acquisitions, net of cash acquired	—	(59.4)
Net investment activity	(4.4)	1.8
Capital expenditures	(4.7)	(10.5)
Increase in certain other assets	(4.7)	(1.7)
Net cash used by investing activities - continuing operations	(13.8)	(69.8)
Net cash provided (used) by investing activities - discontinued operations	365.1	(0.3)
Net cash provided (used) by investing activities	351.3	(70.1)
Cash flow from financing activities
Dividends paid	(18.8)	(18.9)
Restricted cash, net	(116.1)	—
Net debt borrowings	(108.4)	72.6
Repurchase of common shares	(1.7)	(2.6)
Other	(2.0)	1.1
Net cash (used) provided by financing activities - continuing operations	(247.0)	52.2
Net cash provided (used) by financing activities - discontinued operations	—	—
Net cash (used) provided by financing activities	(247.0)	52.2
Effect of exchange rate changes on cash and cash equivalents	3.4	(14.8)

Decrease in cash and cash equivalents	(7.5)	(94.9)
Add: Cash overdraft included in assets held for sale at beginning of period	(1.5)	(4.1)
Less: Cash overdraft included in assets held for sale at end of period	—	(1.9)
Cash and cash equivalents at the beginning of the period	313.6	326.1
Cash and cash equivalents at the end of the period	$304.6	$229.0

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q1 2016						Q1 2015
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$509.6	$138.8	27.2%	$144.5	$(5.7)	(1.1)%	$574.8	$159.3	27.7%	$162.3	$(3.0)	(0.5)%
Restructuring		0.3		(0.1)	0.4			—		(3.1)	3.1
Non-routine income/expense:
Software impairment		—		—	—			—		(9.1)	9.1
Venezuela divestiture		—		—	—			—		(10.3)	10.3
Legal, indemnification and professional fees		—		(2.8)	2.8			—		(4.6)	4.6
Acquisition/divestiture fees		—		(11.0)	11.0			—		—	—
Brazil indirect tax		0.3		—	0.3			—		—	—
Total non-routine income/expense	—	0.3		(13.8)	14.1		—	—		(24.0)	24.0
Non-GAAP results	$509.6	$139.4	27.4%	$130.6	$8.8	1.7%	$574.8	$159.3	27.7%	$135.2	$24.1	4.2%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, potential acquisition and divestiture fees and ongoing interest charges related to the Brazil indirect tax matter.

2.	Reconciliation of GAAP income from continuing operations to EBITDA and Adjusted EBITDA measures:

	Q1 2016	Q1 2015
Income (loss) from continuing operations, net of tax	$20.7	$(10.1)
Income tax (benefit) expense	(0.8)	(3.4)
Interest expense	11.5	8.0
Investment income	(4.9)	(7.9)
Depreciation and amortization	15.0	16.2
EBITDA	$41.5	$2.8
Share-based compensation	5.6	4.3
Foreign exchange loss / (gain), net	2.4	9.2
Miscellaneous, net	(34.6)	1.2
Restructuring expenses	0.4	3.1
Non-routine expenses	14.1	24.0
Adjusted EBITDA	$29.4	$44.6
Adjusted EBITDA % revenue	5.8%	7.8%

We define EBITDA as income (loss) from continuing operations before taxes, net interest, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: share-based compensation, foreign exchange loss / (gain), net, GAAP miscellaneous, net, restructuring expense, and non-routine income / expense as outlined in Note 1 of the non-GAAP measures. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2016	Q1 2015
Total diluted EPS before discontinued operations, net of tax (GAAP measure)	$0.31	$(0.11)
Restructuring	—	0.05
Non-routine (income)/expense:
Software impairment	—	0.09
Venezuela divestiture	—	0.08
Venezuela devaluation	—	0.07
Legal, indemnification and professional fees	0.03	0.04
Acquisition/divestiture fees	0.14	—
Acquisition related hedging (income)/expense	(0.56)	—
Other (inclusive of allocation of discrete tax items)	0.05	—
Total non-routine (income)/expense	(0.34)	0.28
Total adjusted EPS (non-GAAP measure)	$(0.03)	$0.22
EPS (non-GAAP) - discontinued operations	$(0.02)	$0.07
EPS (non-GAAP) - including discontinued operations	$(0.05)	$0.29

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine (income)/expenses are related to the company's decision to exit its Venezuela joint venture, currency devaluation of the Venezuela bolivar, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, potential acquisition and divestiture fees and the fair value of foreign currency option contracts related to the potential Wincor Nixdorf acquisition.

4.	Free cash use from continuing operations is calculated as follows (Dollars in millions):

	Q1 2016	Q1 2015
Net cash used in operating activities (GAAP measure)	$(109.9)	$(64.6)
Capital expenditures	(4.7)	(10.5)
Free cash use (non-GAAP measure)	$(114.6)	$(75.1)

We define free cash flow/(use) as net cash provided by operating activities less capital expenditures. We consider free cash flow/(use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	3/31/2016	12/31/2015
Cash, cash equivalents and short-term investments (GAAP measure)	$470.4	$353.5
Debt instruments	(532.6)	(638.2)
Net debt (non-GAAP measure)	$(62.2)	$(284.7)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 95% of the company's unrestricted cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented. For purposes of the net debt calculation at March 31, 2016, we have included the total cash and cash equivalents, short-term investments and restricted cash. The use of the restricted cash is limited to the repayment of debt and management intends to use the full balance of restricted cash for that purpose.

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PR/16_3771

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